UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2003

PUMATECH, INC.

(Exact name of registrant as specified in its charter)

0-21709

(Commission File Number)

Delaware	77-0349154
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2550 North First Street, San Jose, California 95131

(408) 321-7650

Item 1.	Changes in Control of Registrant.

Not applicable.

Item 2	Acquisition or Disposition of Assets.

On July 22, 2003, Pumatech, Inc., a Delaware corporation (“Pumatech”) acquired substantially all of the assets (the “Asset Purchase”) of Loudfire, Inc., a Kansas corporation (“Loudfire”). The Asset Purchase was made pursuant to a Asset Purchase Agreement dated as of July 2, 2003 by and among Pumatech, Inc., and Loudfire, Inc. and Craig Johnson (the “Asset Purchase Agreement,” a copy of which is attached to this report as Exhibit 2.1, as amended by the “First Amendment to the Asset Purchase Agreement,” a copy of which is attached to this report as Exhibit 2.2). As consideration for the Asset Purchase, at the closing of the transaction, Pumatech paid Loudfire a total of $1,000,000 in cash and 134,445 shares of Pumatech Common Stock as described in Section 2.2 of the Asset Purchase Agreement (the “Initial Purchase Payment”). Additionally, as described in Section 2.9 of the Asset Purchase Agreement, depending upon Pumatech revenues associated with sales of Pumatech products including certain Loudfire technology during the 12 months following the closing of the Asset Purchase, Pumatech may be required to pay Loudfire additional consideration of up to $3,500,000 in cash or, at Pumatech’s election, shares of Pumatech Common Stock (such payment the “Earnout Payment,” and together with the Initial Purchase Payment, the “Asset Purchase Consideration”).

The Asset Purchase Consideration paid by Pumatech to Loudfire was determined through arms’ length negotiations between Pumatech and Loudfire. The cash paid as part of the Initial Purchase Payment was paid from Pumatech’s working capital. The shares of Pumatech Common Stock used for the Initial Purchase Payment were newly issued shares of Pumatech Common Stock.

The foregoing description of the Asset Purchase does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement. Copies of the press releases by Pumatech announcing the signing and closing of the Asset Purchase are attached to this report as Exhibits 99.1 and 99.2.

This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties regarding the ability to leverage the acquired intellectual property, benefits from the product offerings and customer relationships, the ability to address complex synchronization challenges, the timing or ability to reach profitability, and the benefits of new business partnerships and products, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include risks associated with the successful integration of the Loudfire business, uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, margin erosion, market shrinkage, economic uncertainty related to terrorism and conflict in the Middle East, market acceptance of the acquisition, integration of the Loudfire technologies with other recently acquired technologies and other potential acquisitions, the ability to leverage the acquisition to address synchronization challenges, timely introduction, availability and acceptance of new products, the outcome of pending and potential future litigation, continued enhancement of existing technologies, development and successful introduction to the market of new technologies, the ability to obtain operational savings, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2002 and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission.

Item 3.	Bankruptcy or Receivership.

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5.	Other Events and Regulation FD Disclosure.

Not applicable.

Item 6.	Resignations of Registrant’s Directors.

Not applicable.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number		Exhibit Title

2.1	1	Asset Purchase Agreement dated July 2, 2003, by and among Pumatech, Inc., Loudfire, Inc. and Craig Johnson.

2.2	1	First Amendment to the Asset Purchase Agreement dated July 22, 2003, by and among Pumatech, Inc., Loudfire, Inc. and Craig Johnson.

99.1	1	Press Release dated July 2, 2003.

99.2	1	Press Release dated July 23, 2003.

1	Filed herewith.

Item 8.	Change in Fiscal Year.

Not applicable.

Item 9.	Regulation FD Disclosure.

Not applicable.

Item 10.	Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Not applicable.

Item 12.	Results of Operations and Financial Conditions.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2003	PUMATECH, INC.

By:	/s/ J KEITH KITCHEN
J. Keith Kitchen
Vice President of Finance and Administration
and Chief Accounting Officer
(Principal Financial and Accounting Officer)